UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021 (March 31, 2021)

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NOBLE VICI GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Ubi Crescent

Singapore 408590

(Address of principal executive offices) (Zip Code)

+65 6491 7998
(Registrant’s telephone number, including area code)

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value US$0.0001	NVGI	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2021, Noble Vici Group, Inc. (the “Company”) accepted the resignation of Sin Chi Yip from his positions as Chief Corporate Officer and Secretary of the Company. Mr. Yip’s resignation became effective March 31, 2021. Mr. Yip’s departure was for personal reasons and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

In connection with Mr. Yip’s resignation from his positions, the Board appointed Eldee Wai Chong Tang, our Chief Executive Officer, interim Chief Financial Officer, to serve as the interim Secretary and interim Chief Corporate Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE VICI GROUP, INC.
Dated: April 5, 2021

	By:	/s/ Eldee Wai Chong Tang
Eldee Wai Chong Tang
Chief Executive Officer, Chief Financial Officer, Chief Corporate Officer